Exhibit 99.1

BreitBurn Energy Partners L.P. Announces Closing of
Acquisition of Producing Gas and Oil Assets in the Evanston and Green River Basins from Cabot Oil and Gas Corporation for $283 Million

LOS ANGELES, October 6, 2011 — BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) announced today that it has completed the acquisition of producing gas and oil properties primarily in Wyoming from Cabot Oil and Gas Corporation for $283 million, subject to customary post-closing adjustments. The transaction was funded with borrowings under the Partnership’s existing bank credit facility. Further, no material preferential rights were exercised as part of the acquisition.

Highlights of the acquisition include: reserves comprising approximately 95% natural gas; estimated proved reserves of approximately 230 Bcfe, including approximately 136 Bcfe of estimated proved developed producing reserves; net expected production averaging more than 30 MMcfe per day for 2012; approximately 620 producing wells in 16 fields; over 90 proven, undeveloped drilling locations and more than 600 additional potential drilling locations; estimated reserve life index of approximately 21 years on estimated proved reserves and 12 years on estimated proved developed reserves; low lifting costs of approximately $0.83 per Mcfe; and high Btu content ranging from 1,000 to 1,300 MMbtu per estimated Mcfe. In the acquisition, the Partnership acquired approximately 255,000 gross (approximately 125,000 net) acres as follows (all acreage numbers are approximate):

— Wyoming; 238,000 gross acres, 111,500 net
— Colorado: 15,000 gross, 13,000 net
— Utah: 2,000 gross, 500 net

Immediately following execution of the definitive purchase agreement in late July, the Partnership entered into natural gas hedges for the period covering 2011 through 2015 on approximately 30.5 million MMbtu at a weighted average price of $5.11 per MMbtu.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, Green River and Evanston Basins of eastern Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “believe,” “future,” “expected,” “estimated”, “continue,” “will be,” “pursue,” “accelerate” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Jessica Tang
Investor Relations
(213) 225-5900 x210

BBEP-IR